Exhibit 99.1

CVR Refining Reports 2017 Second Quarter Results

SUGAR LAND, Texas (July 27, 2017) - CVR Refining, LP (NYSE: CVRR), a refiner and marketer of petroleum fuels, today announced a second quarter 2017 net loss of $19.2 million on net sales of $1,338.2 million, compared to net income of $78.1 million on net sales of $1,164.4 million for the second quarter of 2016. Adjusted EBITDA, a non-GAAP financial measure, for the 2017 second quarter was $43.1 million compared to adjusted EBITDA of $84.7 million for the 2016 second quarter.

For the first six months of 2017, net income was $47.8 million on net sales of $2,761.7 million, compared to net income of $10.1 million on net sales of $1,998.4 million for the comparable period a year earlier. Adjusted EBITDA for the first six months of 2017 was $157.6 million, compared to adjusted EBITDA of $119.8 million for the first six months of 2016.

“CVR Refining operated well during the 2017 second quarter,” said Jack Lipinski, chief executive officer. “The Coffeyville and Wynnewood refineries posted a combined crude throughput of 213,841 barrels per day (bpd), with Coffeyville achieving a quarterly crude throughput record of 133,819 bpd.

“Renewable Identification Numbers (RINs) remain the single largest headwind we face,” Lipinski said. “The continued volatility and extraordinarily high prices of RINs further proves that we are dealing with a manipulated and contrived market. The EPA must fix this broken system or small, independent merchant refiners will remain in financial distress and at risk of closure.”

Consolidated Operations

Second quarter 2017 throughputs of crude oil and all other feedstocks and blendstocks totaled 221,954 bpd. Throughputs of crude oil and all other feedstocks and blendstocks for both refineries totaled 210,488 bpd for the same period in 2016.

Refining margin adjusted for FIFO impact per crude oil throughput barrel, a non-GAAP financial measure, was $7.48 in the 2017 second quarter, compared to $9.56 during the same period in 2016. Direct operating expenses (exclusive of depreciation and amortization), including major scheduled turnaround expenses, per crude oil throughput barrel, for the 2017 second quarter were $4.44, compared to $4.56 in the second quarter of 2016.

Distributions

CVR Refining will not pay a cash distribution for the 2017 second quarter. CVR Refining is a variable distribution master limited partnership. As a result, its quarterly distributions, if any, will vary from quarter to quarter due to several factors, including, but not limited to, its operating performance, fluctuations in the prices paid for crude oil and other feedstocks, as well as the prices received for finished products, and other cash reserves deemed necessary or appropriate by the board of directors of its general partner.

Second Quarter 2017 Earnings Conference Call

CVR Refining previously announced that it will host its second quarter 2017 Earnings Conference Call for analysts and investors on Thursday, July 27, at 1 p.m. Eastern. The Earnings Conference Call may also include discussion of the Partnership’s developments, forward-looking information and other material information about business and financial matters.

The Earnings Conference Call will be broadcast live over the Internet at
https://www.webcaster4.com/Webcast/Page/1005/21800. For investors or analysts who want to participate during the call, the dial-in number is (877) 407-8289.

For those unable to listen live, the webcast will be archived and available for 14 days at
https://www.webcaster4.com/Webcast/Page/1005/21800. A repeat of the conference call can be accessed by dialing (877) 660-6853, conference ID 13666025.

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This release serves as a qualified notice to nominees and brokers as provided for under Treasury Regulation Section 1.1446-4(b). Please note that 100 percent of CVR Refining’s distributions to foreign investors are attributable to income that is effectively connected with a United States trade or business. Accordingly, CVR Refining’s distributions to foreign investors are subject to federal income tax withholding at the highest effective tax rate.

Forward-Looking Statements
This news release contains forward-looking statements. You can generally identify forward-looking statements by our use of forward-looking terminology such as “outlook,” “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “seek,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. For a discussion of risk factors which may affect our results, please see the risk factors and other disclosures included in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and our other SEC filings. These risks may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included in this press release are made only as of the date hereof. CVR Refining disclaims any intention or obligation to update publicly or revise its forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by law.

About CVR Refining, LP
Headquartered in Sugar Land, Texas, CVR Refining, LP is an independent downstream energy limited partnership that owns refining and related logistics assets in the Midcontinent United States. CVR Refining’s subsidiaries operate a complex full coking medium-sour crude oil refinery with a rated capacity of 115,000 barrels per calendar day (bpcd) in Coffeyville, Kansas, and a complex crude oil refinery with a rated capacity of 70,000 bpcd in Wynnewood, Oklahoma. CVR Refining’s subsidiaries also operate and invest in supporting logistics assets, including approximately 340 miles of active owned and leased pipelines, a 65,000 bpcd pipeline owned and operated by a joint venture, approximately 150 crude oil transports, a network of strategically located crude oil gathering tank farms, and approximately 6.4 million barrels of owned and leased crude oil storage capacity.

For further information, please contact:

Investor Contact:
Jay Finks
CVR Refining, LP
(281) 207-3588
IR@CVRRefining.com

Media Relations:
Brandee Stephens
CVR Refining, LP
(281) 207-3516
MediaRelations@CVRRefining.com

CVR Refining, LP

Financial and Operational Data (all information in this release is unaudited other than the balance sheet data as of December 31, 2016).

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
	(in millions, except per unit data)
Statement of Operations Data:
Net sales	$1,338.2	$1,164.4	$2,761.7	$1,998.4
Operating costs and expenses:
Cost of materials and other	1,208.0	941.9	2,409.3	1,664.2
Direct operating expenses(1)(2)	86.3	84.0	188.4	201.7
Depreciation and amortization	31.7	30.9	65.0	61.8
Cost of sales	1,326.0	1,056.8	2,662.7	1,927.7
Selling, general and administrative expenses(1)	18.9	16.8	38.9	35.3
Depreciation and amortization	0.7	0.7	1.5	1.3
Operating income (loss)	(7.4)	90.1	58.6	34.1
Interest expense and other financing costs	(12.0)	(10.1)	(23.2)	(20.9)
Interest income	0.2	—	0.2	—
Gain (loss) on derivatives, net	—	(1.9)	12.2	(3.1)
Income (loss) before income tax expense	(19.2)	78.1	47.8	10.1
Income tax expense	—	—	—	—
Net income (loss)	$(19.2)	$78.1	$47.8	$10.1

Net income (loss) per common unit - basic and diluted	$(0.13)	$0.53	$0.32	$0.07

Adjusted EBITDA*	$43.1	$84.7	$157.6	$119.8
Available cash for distribution*	$—	$—	$—	$—

Weighted average, number of common units outstanding:
Basic and diluted	147.6	147.6	147.6	147.6
______________________________
* See “Use of Non-GAAP Financial Measures” below.
(1) Direct operating expenses and selling, general and administrative expenses for the three and six months ended June 30, 2017 and 2016 are shown exclusive of depreciation and amortization, which amounts are presented separately below direct operating expenses and selling, general and administrative expenses.

(2) Direct operating expenses includes $2.8 million and $15.7 million of major scheduled turnaround expenses during the three and six months ended June 30, 2017, respectively. Direct operating expenses includes $2.1 million and $31.5 million of major scheduled turnaround expenses during the three and six months ended June 30, 2016, respectively.

	As of June 30, 2017	As of December 31, 2016
		(audited)
	(in millions)
Balance Sheet Data:
Cash and cash equivalents	$515.7	$314.1
Working capital	380.4	313.7
Total assets	2,447.1	2,331.9
Total debt, including current portion	541.1	541.5
Total partners’ capital	1,344.5	1,296.7

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
	(in millions)
Cash Flow Data:
Net cash flow provided by (used in):
Operating activities	$135.2	$37.8	$251.3	$40.8
Investing activities	(27.8)	(24.0)	(48.8)	(68.0)
Financing activities	(0.5)	(0.4)	(0.9)	(0.8)
Net cash flow	$106.9	$13.4	$201.6	$(28.0)

Capital expenditures for property, plant and equipment:
Maintenance capital expenditures	$25.4	$14.3	$42.9	$39.6
Growth capital expenditures	2.4	9.7	4.5	28.4
Total capital expenditures	$27.8	$24.0	$47.4	$68.0

Operating Data

The following tables set forth information about our consolidated operations and our Coffeyville and Wynnewood refineries. Reconciliations of certain non-GAAP financial measures are provided under “Use of Non-GAAP Financial Measures” below.

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Key Operating Statistics:
Per crude oil throughput barrel:
Gross profit	$0.63	$5.84	$2.56	$2.01
Refining margin*	6.69	12.07	9.10	9.50
FIFO impact, (favorable) unfavorable	0.79	(2.51)	0.41	(1.06)
Refining margin adjusted for FIFO impact*	7.48	9.56	9.51	8.44
Direct operating expenses and major scheduled turnaround expenses	4.44	4.56	4.86	5.73
Direct operating expenses excluding major scheduled turnaround expenses	4.29	4.45	4.46	4.84
Direct operating expenses and major scheduled turnaround expenses per barrel sold	4.12	4.33	4.54	5.34
Direct operating expenses excluding major scheduled turnaround expenses per barrel sold	$3.98	$4.22	$4.16	$4.50
Barrels sold (barrels per day)	230,345	213,368	229,439	207,669
______________________________
* See “Use of Non-GAAP Financial Measures” below.

	Three Months Ended June 30,				Six Months Ended June 30,
	2017		2016		2017		2016
Refining Throughput and Production Data (bpd):
Throughput:
Sweet	202,070	91.0%	176,674	83.9%	199,973	88.8%	173,700	85.5%
Medium	—	—%	3,429	1.6%	—	—%	2,471	1.2%
Heavy sour	11,771	5.3%	22,433	10.7%	14,130	6.3%	17,174	8.5%
Total crude oil throughput	213,841	96.3%	202,536	96.2%	214,103	95.1%	193,345	95.2%
All other feedstocks and blendstocks	8,113	3.7%	7,952	3.8%	11,161	4.9%	9,827	4.8%
Total throughput	221,954	100.0%	210,488	100.0%	225,264	100.0%	203,172	100.0%
Production:
Gasoline	112,284	50.4%	108,330	51.3%	115,600	51.2%	107,105	52.7%
Distillate	96,578	43.4%	86,622	41.0%	93,260	41.3%	82,309	40.5%
Other (excluding internally produced fuel)	13,775	6.2%	16,280	7.7%	17,019	7.5%	13,900	6.8%
Total refining production (excluding internally produced fuel)	222,637	100.0%	211,232	100.0%	225,879	100.0%	203,314	100.0%
Product price (dollars per gallon):
Gasoline	$1.52		$1.44		$1.53		$1.24
Distillate	1.51		1.37		1.54		1.22

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Market Indicators (dollars per barrel):
West Texas Intermediate (WTI) NYMEX	$48.15	$45.64	$49.95	$39.78
Crude Oil Differentials:
WTI less WTS (light/medium sour)	1.06	0.83	1.24	0.49
WTI less WCS (heavy sour)	10.00	12.92	11.88	13.26
NYMEX Crack Spreads:
Gasoline	18.07	19.13	16.39	17.53
Heating Oil	15.11	12.82	15.32	12.37
NYMEX 2-1-1 Crack Spread	16.59	15.98	15.85	14.95
PADD II Group 3 Basis:
Gasoline	(3.95)	(5.49)	(2.96)	(5.68)
Ultra Low Sulfur Diesel	(0.62)	(1.18)	(1.10)	(1.10)
PADD II Group 3 Product Crack Spread:
Gasoline	14.12	13.64	13.42	11.85
Ultra Low Sulfur Diesel	14.49	11.63	14.23	11.27
PADD II Group 3 2-1-1	14.30	12.64	13.82	11.56

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
	(in millions, except operating statistics)
Coffeyville Refinery Financial Results:
Net sales	$859.8	$778.0	$1,811.1	$1,306.0
Cost of materials and other	773.5	630.7	1,581.9	1,093.4
Direct operating expenses(1)	47.5	46.1	98.2	93.8
Major scheduled turnaround expenses	—	2.1	—	31.5
Depreciation and amortization	17.4	16.7	36.4	33.5
Gross profit	21.4	82.4	94.6	53.8
Add:
Direct operating expenses(1)	47.5	46.1	98.2	93.8
Major scheduled turnaround expenses	—	2.1	—	31.5
Depreciation and amortization	17.4	16.7	36.4	33.5
Refining margin*	86.3	147.3	229.2	212.6
FIFO impact, (favorable) unfavorable	10.1	(30.2)	11.6	(26.4)
Refining margin adjusted for FIFO impact*	$96.4	$117.1	$240.8	$186.2

Coffeyville Refinery Key Operating Statistics:
Per crude oil throughput barrel:
Gross profit	$1.76	$7.11	$3.95	$2.53
Refining margin*	7.09	12.71	9.57	9.99
FIFO impact, (favorable) unfavorable	0.83	(2.62)	0.49	(1.24)
Refining margin adjusted for FIFO impact*	7.92	10.09	10.06	8.75
Direct operating expenses and major scheduled turnaround expenses	3.90	4.16	4.10	5.89
Direct operating expenses excluding major scheduled turnaround expenses	3.90	3.98	4.10	4.41
Direct operating expenses and major scheduled turnaround expenses per barrel sold	3.61	3.84	3.74	5.28
Direct operating expenses excluding major scheduled turnaround expenses per barrel sold	$3.61	$3.67	$3.74	$3.95
Barrels sold (barrels per day)	144,479	138,021	145,014	130,429
______________________________
* See “Use of Non-GAAP Financial Measures” below.
(1) Direct operating expenses for the three and six months ended June 30, 2017 and 2016 are shown exclusive of depreciation and amortization and major scheduled turnaround expenses, which amounts are presented separately below direct operating expenses.

	Three Months Ended June 30,				Six Months Ended June 30,
	2017		2016		2017		2016
Coffeyville Refinery Throughput and Production Data (bpd):
Throughput:
Sweet	122,048	87.3%	101,548	76.2%	118,167	84.0%	97,242	78.1%
Medium	—	—%	3,429	2.6%	—	—%	2,471	2.0%
Heavy sour	11,771	8.4%	22,433	16.8%	14,130	10.0%	17,174	13.8%
Total crude oil throughput	133,819	95.7%	127,410	95.6%	132,297	94.0%	116,887	93.9%
All other feedstocks and blendstocks	6,077	4.3%	5,844	4.4%	8,482	6.0%	7,594	6.1%
Total throughput	139,896	100.0%	133,254	100.0%	140,779	100.0%	124,481	100.0%
Production:
Gasoline	70,032	49.3%	67,819	49.9%	72,271	50.5%	65,927	52.2%
Distillate	59,703	42.1%	57,549	42.4%	59,573	41.6%	52,348	41.4%
Other (excluding internally produced fuel)	12,146	8.6%	10,491	7.7%	11,246	7.9%	8,130	6.4%
Total refining production (excluding internally produced fuel)	141,881	100.0%	135,859	100.0%	143,090	100.0%	126,405	100.0%

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
	(in millions, except operating statistics)
Wynnewood Refinery Financial Results:
Net sales	$477.3	$385.3	$948.4	$690.1
Cost of materials and other	434.6	311.3	827.7	570.7
Direct operating expenses(1)	36.0	35.8	74.6	76.4
Major scheduled turnaround expenses	2.8	—	15.7	—
Depreciation and amortization	12.8	12.6	25.6	25.2
Gross profit (loss)	(8.9)	25.6	4.8	17.8
Add:
Direct operating expenses(1)	36.0	35.8	74.6	76.4
Major scheduled turnaround expenses	2.8	—	15.7	—
Depreciation and amortization	12.8	12.6	25.6	25.2
Refining margin*	42.7	74.0	120.7	119.4
FIFO impact, (favorable) unfavorable	5.2	(15.9)	4.1	(11.0)
Refining margin adjusted for FIFO impact*	$47.9	$58.1	$124.8	$108.4

Wynnewood Refinery Key Operating Statistics:
Per crude oil throughput barrel:
Gross profit (loss)	$(1.23)	$3.74	$0.33	$1.27
Refining margin*	5.87	10.83	8.15	8.58
FIFO impact, (favorable) unfavorable	0.72	(2.32)	0.28	(0.79)
Refining margin adjusted for FIFO impact*	6.59	8.51	8.43	7.79
Direct operating expenses and major scheduled turnaround expenses	5.33	5.24	6.10	5.49
Direct operating expenses excluding major scheduled turnaround expenses	4.95	5.24	5.04	5.49
Direct operating expenses and major scheduled turnaround expenses per barrel sold	4.97	5.22	5.91	5.44
Direct operating expenses excluding major scheduled turnaround expenses per barrel sold	$4.61	$5.22	$4.88	$5.44
Barrels sold (barrels per day)	85,866	75,347	84,425	77,239
________________________
* See “Use of Non-GAAP Financial Measures” below.
(1) Direct operating expenses for the three and six months ended June 30, 2017 and 2016 are shown exclusive of depreciation and amortization and major scheduled turnaround expenses, which amounts are presented separately below direct operating expenses.

	Three Months Ended June 30,				Six Months Ended June 30,
	2017		2016		2017		2016
Wynnewood Refinery Throughput and Production Data (bpd):
Throughput:
Sweet	80,022	97.5%	75,126	97.3%	81,806	96.8%	76,458	97.2%
Medium	—	—%	—	—%	—	—%	—	—%
Heavy sour	—	—%	—	—%	—	—%	—	—%
Total crude oil throughput	80,022	97.5%	75,126	97.3%	81,806	96.8%	76,458	97.2%
All other feedstocks and blendstocks	2,036	2.5%	2,108	2.7%	2,679	3.2%	2,233	2.8%
Total throughput	82,058	100.0%	77,234	100.0%	84,485	100.0%	78,691	100.0%
Production:
Gasoline	42,252	52.3%	40,511	53.7%	43,329	52.3%	41,178	53.5%
Distillate	36,875	45.7%	29,073	38.6%	33,687	40.7%	29,961	39.0%
Other (excluding internally produced fuel)	1,629	2.0%	5,789	7.7%	5,773	7.0%	5,770	7.5%
Total refining production (excluding internally produced fuel)	80,756	100.0%	75,373	100.0%	82,789	100.0%	76,909	100.0%

Use of Non-GAAP Financial Measures

To supplement our actual results in accordance with GAAP for the applicable periods, the Partnership also uses the non-GAAP financial measures noted above, which are reconciled to our GAAP-based results below. These non-GAAP financial measures should not be considered an alternative for GAAP results. The adjustments are provided to enhance an overall understanding of the Partnership’s financial performance for the applicable periods and are indicators management believes are relevant and useful for planning and forecasting future periods.

Refining margin per crude oil throughput barrel is a measurement calculated as the difference between net sales and cost of materials and other. Refining margin is a non-GAAP measure that we believe is important to investors in evaluating our refineries’ performance as a general indication of the amount above our cost of materials and other at which we are able to sell refined products. Each of the components used in this calculation (net sales and cost of materials and other) can be taken directly from our Statements of Operations. Our calculation of refining margin may differ from similar calculations of other companies in our industry, thereby limiting its usefulness as a comparative measure. In order to derive the refining margin per crude oil throughput barrel, we utilize the total dollar figures for refining margin as derived above and divide by the applicable number of crude oil throughput barrels for the period. We believe that refining margin is important to enable investors to better understand and evaluate our ongoing operating results and allow for greater transparency in the review of our overall financial, operational and economic performance.

Refining margin per crude oil throughput barrel adjusted for FIFO impact is a measurement calculated as the difference between net sales and cost of materials and other adjusted for FIFO impact. Refining margin adjusted for FIFO impact is a non-GAAP measure that we believe is important to investors in evaluating our refineries’ performance as a general indication of the amount above our cost of materials and other (taking into account the impact of our utilization of FIFO) at which we are able to sell refined products. Our calculation of refining margin adjusted for FIFO impact may differ from calculations of other companies in our industry, thereby limiting its usefulness as a comparative measure. Under our FIFO accounting method, changes in crude oil prices can cause fluctuations in the inventory valuation of our crude oil, work in process and finished goods, thereby resulting in a favorable FIFO impact when crude oil prices increase and an unfavorable FIFO impact when crude oil prices decrease.

The calculation of refining margin and refining margin adjusted for FIFO impact (each a non-GAAP financial measure), including a reconciliation to the most directly comparable GAAP financial measure for the three and six months ended June 30, 2017 and 2016 is as follows:

Consolidated Operating Data
	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
	(in millions)
Net sales	$1,338.2	$1,164.4	$2,761.7	$1,998.4
Cost of materials and other	1,208.0	941.9	2,409.3	1,664.2
Direct operating expenses (exclusive of depreciation and amortization and major scheduled turnaround expenses as reflected below)	83.5	81.9	172.7	170.2
Major scheduled turnaround expenses	2.8	2.1	15.7	31.5
Depreciation and amortization	31.7	30.9	65.0	61.8
Gross profit	12.2	107.6	99.0	70.7
Add:
Direct operating expenses (exclusive of depreciation and amortization and major scheduled turnaround expenses as reflected below)	83.5	81.9	172.7	170.2
Major scheduled turnaround expenses	2.8	2.1	15.7	31.5
Depreciation and amortization	31.7	30.9	65.0	61.8
Refining margin	130.2	222.5	352.4	334.2
FIFO impact, (favorable) unfavorable	15.4	(46.2)	15.7	(37.4)
Refining margin adjusted for FIFO impact	$145.6	$176.3	$368.1	$296.8

The calculation of refining margin per crude oil throughput barrel and refining margin adjusted for FIFO impact per crude oil throughput barrel for the three and six months ended June 30, 2017 and 2016 is as follows:

Consolidated Operating Data
	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Total crude oil throughput barrels per day	213,841	202,536	214,103	193,345
Days in the period	91	91	181	182
Total crude oil throughput barrels	19,459,531	18,430,776	38,752,643	35,188,790

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
	(in millions, except for $ per barrel data)
Refining margin	$130.2	$222.5	$352.4	$334.2
Divided by: crude oil throughput barrels	19.5	18.4	38.8	35.2
Refining margin per crude oil throughput barrel	$6.69	$12.07	$9.10	$9.50

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
	(in millions, except for $ per barrel data)
Refining margin adjusted for FIFO impact	$145.6	$176.3	$368.1	$296.8
Divided by: crude oil throughput barrels	19.5	18.4	38.8	35.2
Refining margin adjusted for FIFO impact per crude oil throughput barrel	$7.48	$9.56	$9.51	$8.44

Coffeyville Refinery
	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Total crude oil throughput barrels per day	133,819	127,410	132,297	116,887
Days in the period	91	91	181	182
Total crude oil throughput barrels	12,177,529	11,594,310	23,945,757	21,273,434

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
	(in millions, except for $ per barrel data)
Refining margin	$86.3	$147.3	$229.2	$212.6
Divided by: crude oil throughput barrels	12.2	11.6	23.9	21.3
Refining margin per crude oil throughput barrel	$7.09	$12.71	$9.57	$9.99

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
	(in millions, except for $ per barrel data)
Refining margin adjusted for FIFO impact	$96.4	$117.1	$240.8	$186.2
Divided by: crude oil throughput barrels	12.2	11.6	23.9	21.3
Refining margin adjusted for FIFO impact per crude oil throughput barrel	$7.92	$10.09	$10.06	$8.75

Wynnewood Refinery
	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Total crude oil throughput barrels per day	80,022	75,126	81,806	76,458
Days in the period	91	91	181	182
Total crude oil throughput barrels	7,282,002	6,836,466	14,806,886	13,915,356

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
	(in millions, except for $ per barrel data)
Refining margin	$42.7	$74.0	$120.7	$119.4
Divided by: crude oil throughput barrels	7.3	6.8	14.8	13.9
Refining margin per crude oil throughput barrel	$5.87	$10.83	$8.15	$8.58

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
	(in millions, except for $ per barrel data)
Refining margin adjusted for FIFO impact	$47.9	$58.1	$124.8	$108.4
Divided by: crude oil throughput barrels	7.3	6.8	14.8	13.9
Refining margin adjusted for FIFO impact per crude oil throughput barrel	$6.59	$8.51	$8.43	$7.79

EBITDA and Adjusted EBITDA. EBITDA represents net income (loss) before (i) interest expense and other financing costs, net of interest income, (ii) income tax expense and (iii) depreciation and amortization. Adjusted EBITDA represents EBITDA adjusted for (i) FIFO impact, (favorable) unfavorable; (ii) major scheduled turnaround expenses (that many of our competitors capitalize and thereby exclude from their measures of EBITDA and adjusted EBITDA); (iii) (gain) loss on derivatives, net and (iv) current period settlements on derivative contracts. We present Adjusted EBITDA because it is the starting point for our calculation of available cash for distribution. EBITDA and Adjusted EBITDA are not recognized terms under GAAP and should not be substituted for net income (loss) or cash flow from operations. Management believes that EBITDA and Adjusted EBITDA enable investors to better understand our ability to make distributions to our common unitholders, help investors evaluate our ongoing operating results and allow for greater transparency in reviewing our overall financial, operational and economic performance. EBITDA and Adjusted EBITDA presented by other companies may not be comparable to our presentation, since each company may define these terms differently.

A reconciliation of net income (loss) to EBITDA and EBITDA to Adjusted EBITDA for the three and six months ended June 30, 2017 and 2016 is as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
	(in millions)
Net income (loss)	$(19.2)	$78.1	$47.8	$10.1
Add:
Interest expense and other financing costs, net of interest income	11.8	10.1	23.0	20.9
Income tax expense	—	—	—	—
Depreciation and amortization	32.4	31.6	66.5	63.1
EBITDA	25.0	119.8	137.3	94.1
Add:
FIFO impact, (favorable) unfavorable	15.4	(46.2)	15.7	(37.4)
Major scheduled turnaround expenses	2.8	2.1	15.7	31.5
(Gain) loss on derivatives, net	—	1.9	(12.2)	3.1
Current period settlements on derivative contracts(1)	(0.1)	7.1	1.1	28.5
Adjusted EBITDA	$43.1	$84.7	$157.6	$119.8
_________________________

(1)
Represents the portion of (gain) loss on derivatives, net related to contracts that matured during the respective periods and settled with counterparties. There are no premiums paid or received at inception of the derivative contracts and upon settlement, there is no cost recovery associated with these contracts.

Available cash for distribution is not a recognized term under GAAP. Available cash should not be considered in isolation or as an alternative to net income (loss) or operating income (loss) as a measure of operating performance. In addition, available cash for distribution is not presented as, and should not be considered, an alternative to cash flows from operations or as a measure of liquidity. Available cash as reported by the Partnership may not be comparable to similarly titled measures of other entities, thereby limiting its usefulness as a comparative measure.

Available cash begins with Adjusted EBITDA reduced for cash needed for (i) debt service; (ii) reserves for environmental and maintenance capital expenditures; (iii) reserves for major scheduled turnaround expenses and (iv) to the extent applicable, reserves for future operating or capital needs that the board of directors of our general partner deems necessary or appropriate, if any. Available cash for distribution may be increased by the release of previously established cash reserves, if any, and other excess cash, at the discretion of the board of directors of our general partner. Actual distributions are set by the board of directors of our general partner. The board of directors of our general partner may modify our cash distribution policy at any time, and our partnership agreement does not require us to make distributions at all.

A reconciliation of Adjusted EBITDA to Available cash for distribution is as follows:

	Three Months Ended June 30, 2017	Six Months Ended June 30, 2017
	(in millions, except per unit data)
Adjusted EBITDA	$43.1	$157.6
Adjustments:
Less:
Cash needs for debt service	(10.0)	(20.0)
Reserves for environmental and maintenance capital expenditures	(18.1)	(53.1)
Reserves for major scheduled turnaround expenses	(15.0)	(30.0)
Reserves for future operating needs	—	(54.5)
Available cash for distribution	$—	$—

Available cash for distribution, per common unit	$—	$—
Common units outstanding	147.6	147.6

Q3 2017 Outlook. The table below summarizes our outlook for certain refining statistics for the third quarter of 2017. See “Forward-Looking Statements.”

	Q3 2017
	Low	High
Refinery Statistics:
Total crude oil throughput (bpd)	180,000	200,000
Total refining production (bpd)	190,000	210,000